Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statements (Form S-8 Nos. 333-164515, 333-171874 and 333-179218) pertaining to the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended),

•	Registration Statement (Form S-8 No. 333-149547) pertaining to the LED Lighting Fixtures, Inc. 2006 Stock Plan,

•	Registration Statement (Form S-8 No. 333-191972) pertaining to the Cree, Inc. 2005 Employee Stock Purchase Plan (as amended),

•	Registration Statement (Form S-8 No. 333-164516) pertaining to the Cree, Inc. Non-employee Director Stock Compensation and Deferral Program, and

•	Registration Statements (Form S-8 Nos. 333-191973 and 333-198381) pertaining to the Cree, Inc. 2013 Long-Term Incentive Compensation Plan;

of our report dated August 27, 2013, with respect to the consolidated financial statements of Cree, Inc. included in this Annual Report (Form 10-K) of Cree, Inc. for the year ended June 28, 2015.

/s/ Ernst & Young LLP

Raleigh, North Carolina
August 27, 2015